EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT is made as of this 30th day of March, 2000 by and among Netguru, Inc., Delaware corporation (the "Company"), and Elliott Associates, L.P., a Delaware limited partnership ("Elliott") and Westgate International, L.P, a Cayman Islands limited partnership ("Westgate" and, collectively with Elliott, the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Investor is the beneficial owner of 12,000 shares of the Company's Series A Cumulative Convertible Preferred Stock, par value $.01 (all of such shares being the "Series A Shares"), having the rights, designations and preferences set forth in that certain Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Cumulative Convertible Preferred Stock for Netguru, Inc. dated March 8, 2000 (the "Series A CD"); and

         WHEREAS, the Investor wishes to arrange for the exchange of all of its Series A Shares for an equal number of shares of a newly created series of preferred stock designated Series B Cumulative Convertible Preferred Stock, par value $.01 (all of such shares being the "Series B Shares"), having the rights, designations and preferences set forth in the Company's Certificate of Designations, Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series B Cumulative Convertible Preferred Stock for Netguru, Inc. in the form attached hereto as EXHIBIT A (the "Series B CD");

         WHEREAS, the execution and delivery of this Exchange Agreement by the Company and the Investor and the transactions contemplated hereby are being made in reliance upon the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended;

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Exchange Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       EXCHANGE TRANSACTIONS.

                  (a) The Investor and the Company hereby agree to the exchange of the Series A Shares for the Series B Shares. The closing of such exchange (the "Exchange Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C. on April 3, 2000 at 10 a.m., or as may otherwise be mutually agreed to by the Investor and the Company.

                  (b) At the Exchange Closing, (i) the Investor shall deliver its Series A Shares to the Company for cancellation and (ii) the Company shall deliver to the Investor (x) the Series B Shares, in the denominations as the Investor shall request and in the name of Elliott or Westgate as the Investor shall request and (y) evidence of the filing of the Series B CD with the Secretary of State of the State of Delaware.

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


                  (c) At the Exchange Closing, (i) the Series A Shares shall be deemed to be cancelled, (ii) the Series B Shares shall be deemed to be owned by the Investor, and (iii) the Company shall deliver to the Investor a certificate or certificates representing the Series B Shares. The Company hereby agrees not to issue any Series A Shares in the future. For clarification purposes, the foregoing sentence does not prohibit the Company from issuing other shares of preferred stock (including without limitation a new class or series designated as "Series A") which would otherwise be permitted pursuant to the terms of the Series B CD, the Purchase Agreement (as defined in Section 2 below) and any other agreement contemplated thereby.

         2. REFERENCES. Upon the Exchange Closing, all references to the Series A Cumulative Convertible Preferred Stock, Preferred Shares and the Certificate contained in the Securities Purchase Agreement dated as of March 8, 2000 between the Company and the Investor (the "Purchase Agreement") and the Registrations Rights Agreement referred to therein of even date (the "Registration Rights Agreement") shall be deemed to henceforth refer to the Series B Cumulative Convertible Preferred Stock, Series B Shares and the Series B CD, respectively, for all purposes other than in connection with the Escrow Agreement referred to in the Purchase Agreement dated as of March 8, 2000. As of the Exchange Closing, all references to the Warrants contained in the Purchase Agreement, the Registration Rights Agreement and the Series B CD shall be deemed to refer to the new Warrants delivered pursuant to Section 3 hereof.

         3. WARRANTS. In exchange for the Warrants issued to Elliott, Westgate and Shoreline Pacific Institutional Finance ("Shoreline") on March 8, 2000 in connection with the Purchase Agreement (the "Warrants"), the Company agrees to provide Elliott, Westgate and Shoreline with new Warrants at the Exchange Closing which shall be identical to the Warrants in all respects except that the "Exercise Price" thereunder shall be $28.50 (as adjusted from time to time pursuant to the terms of the Warrants).

         4. REPRESENTATIONS OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

                  (a) REPRESENTATIONS CONTAINED IN THE PURCHASE AGREEMENT. The representations and warranties of the Investor contained in the Purchase Agreement are true and correct as of the date when made and as of the date hereof as though made on this date.

                  (b) AUTHORITY. The execution and delivery by the Investor of this Exchange Agreement, and the performance by the Investor of its obligations hereunder, have been duly and validly authorized by the Investor, with no other action on the part of the Investor or its partners being necessary. This Exchange Agreement has been duly and validly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms.


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

                  (c) OWNERSHIP OF SERIES A SHARES. Assuming the accuracy of the Company's representations and warranties contained in the Purchase Agreement, the Investor is the owner of the Series A Shares and the Series A Shares are free and clear of all liens. Assuming the accuracy of the Company's representations and warranties contained in the Purchase Agreement, the delivery of Series A Shares as contemplated by this Exchange Agreement in the manner provided herein will transfer to the Company good and valid title to the Series A Shares, free and clear of all liens and encumbrances (except for those created by the Company) whatsoever.

                  (d) NO CONFLICTS. Neither the execution and delivery by the Investor of this Exchange Agreement, nor the performance by the Investor of its obligations under this Exchange Agreement and the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of: (i) any of the terms, conditions or provisions of the partnership agreement of the Investor;
         (ii) any terms, conditions or provisions of any material agreement or instrument to which the Investor is a party; or (iii) any law, rule, regulation or judgment applicable to the Investor.

         5. REPRESENTATIONS OF THE COMPANY. the Company hereby represents and warrants to the Investor as follows:

                  (a) REPRESENTATIONS CONTAINED IN THE PURCHASE AGREEMENT. The representations and warranties of the Company contained in the Purchase Agreement are true and correct as of the date when made and as of the date hereof as though made on this date, except that the Company's representations regarding its capitalization may no longer be true and correct prior to the Exchange Closing to the extent that the Series A Shares are issued and outstanding and the Series B Shares have been designated pursuant to the Series B CD and certain outstanding options have been exercised.

                  (b) AUTHORITY. The execution and delivery by the Company of this Exchange Agreement and the performance by the Company of its obligations hereunder, have been duly and validly authorized by the board of directors of the Company, with no other corporate action on the part of the Company or its stockholders being necessary. This Exchange Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  (c) SHARES AVAILABLE. The Company has authorized, has designated and has available for issue, the Series B Shares necessary to effect the exchange transactions referred to in Section 1 above.

                  (d) OWNERSHIP OF SERIES B SHARES. The delivery of a stock certificate or certificates representing the Series B Shares in the manner provided herein will transfer to the Investor good and valid title to the Series B Shares, free and clear of all liens and encumbrances (except for those created by the Investor) and all Series B Shares will be duly and validly issued and fully paid and nonassessable.

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

                  (e) NO CONFLICTS. Neither the execution and delivery by the Company of this Exchange Agreement, nor the performance by the Company of its obligations under this Exchange Agreement and the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of any of the (i) the terms, conditions or provisions of the Charter or By-Laws of the Company; (ii) the terms, conditions or provisions of the material agreements or instruments to which the Company or any of its subsidiaries is a party or is bound; or
         (iii) any applicable law, rule, regulation or judgment.

                  (f) FILING OF THE SERIES B CD. The Company hereby represents that it has filed the Series B CD with the Secretary of State of the State of Delaware on the date hereof, knows of no reason why the Series B CD shall not be accepted by such Secretary of State for filing and agrees to provide the Investor with evidence of such filing on the first business day following the date of filing.

         6. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR. The obligation hereunder of the Investor to exchange its Series A Shares for the Series B Shares is subject to the satisfaction, at or before the Exchange Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

                  (a) Assuming the reference changes to be made pursuant to
         Section 2 hereof, the representations and warranties of the Company shall be true and correct as of the date of the Exchange Closing as though made at that time.

                  (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (c) At or prior to the Exchange Closing, the Investor shall have received an opinion of counsel to the Company in the form attached hereto as EXHIBIT B. The opinion shall include, in substance, those opinions set forth in paragraphs #2, #5, #6 and #7 of the opinion letter presented to Investor by Rutan & Tucker, LLP on March 8, 2000 with respect to this Exchange Agreement and those opinions set forth in paragraphs #4 and #8 thereof with respect to the Series B Shares.


         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation hereunder of the Company to exchange its Series B Shares for the Series A Shares as set forth herein is subject to the satisfaction, at or before the Exchange Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) Assuming the reference changes to be made pursuant to
         Section 2 hereof, the representations and warranties of the Investor shall be true and correct as of the date of the Exchange Closing as though made at that time.

                  (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

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

         8. INDEMNIFICATION.


                  (a) INDEMNIFICATION BY THE INVESTOR. The Investor agrees to indemnify and hold harmless the Company, its officers, directors and stockholders and any other person who may be deemed to control the Company from any loss, liability, claim, damage or expense arising out of the inaccuracy of any of the Investor's above representations, warranties or statements or the breach of the agreements contained herein.

                  (b) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, employees and agents and any person who may be deemed to control the Investor from any loss, liability, claim, damage or expense arising out of the inaccuracy of any of the Company above representations, warranties or statements or the breach of the agreements contained herein.

         9. MISCELLANEOUS.

                  (a) FULL FORCE AND EFFECT. Except as otherwise expressly provided herein, each of the Purchase Agreement, the Registration Rights Agreement, the Warrants and the other agreements and transactions contemplated thereby shall remain in full force and effect.

                  (b) CONSENT TO JURISDICTION ETC. Each of the Company and the Investor agree that any legal action or proceeding relating to or arising out of or under this Exchange Agreement may be brought in the state or federal courts in the State of New York, and each party accepts with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified U.S. mail, postage prepaid, to it at its addresses provided in Section 9(f) hereof, such service to become effective upon receipt or five (5) days after such mailing, whichever shall first occur. To the fullest extent permitted by applicable law, each party hereby waives, and agrees not to assert, by way of motion, defense, counterclaim or otherwise, in any such suit, action or proceeding any claim that (i) it is not personally subject to the jurisdiction of any of the above-named courts by reason of any immunity or otherwise, (ii) its properties are exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution or (iii) any suit, action or proceeding so brought is in an inconvenient forum or that the venue of the suit, action or proceeding is improper or that the subject matter hereof may not be enforced in or by such courts.

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

                  (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties set forth herein shall survive the issuance of the Series B Shares pursuant to this Exchange Agreement.

                  (d) EXPENSES. Each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Exchange Agreement and the transactions contemplated hereby.

                  (e) GOVERNING LAW. This Exchange Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (f) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth in the Purchase Agreement.

                  (g) COUNTERPARTS. This Exchange Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.








                    *** SIGNATURES APPEAR ON THE NEXT PAGE***

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

         IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be fully executed as of the 30th day of March, 2000.

                                            NETGURU, INC.



                                            By: /s/ Jyotti Chatterjee
                                               ---------------------------------
                                            Name: Jyotti Chatterjee
                                            Title:   President


                                            ELLIOTT ASSOCIATES, L.P.



                                            By: /s/ Paul E. Singer
                                                --------------------------------
                                                Name: Paul E. Singer
                                                Title: General Partner



                                            WESTGATE INTERNATIONAL, L.P.

                                            By: Martley International, L.P.
                                                Attorney-in-Fact

                                            By: /s/ Paul E. Singer
                                                --------------------------------
                                                Name:  Paul E. Singer
                                                Title: President

                                         FOR PURPOSES OF SECTION 3 HEREOF ONLY:

                                         SHORELINE PACIFIC INSTITUTIONAL FINANCE


                                         By:
                                             ------------------------------
                                             Name:
                                             Title:



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